Exhibit 14.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-88854) of Kerzner International North America, Inc. and Kerzner International Ltd. of our report dated March 24, 2004,  which appears in this Form 20-F.

PricewaterhouseCoopers LLP

Hartford, CT
March 30, 2004